UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2026 (October 16, 2026)

PROFESSIONAL DIVERSITY NETWORK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35824	80-0900177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 E. Monroe Street, Suite 2120, Chicago, Illinois 60603
(Address of Principal Executive Office) (Zip Code)

(312) 614-0950
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 par value	IPDN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 16, 2026, Professional Diversity Network, Inc. (the “Company”) entered into three Securities Purchase Agreements (collectively, the “SPAs”) with three individual purchasers (collectively, the “Purchasers”).

Pursuant to the SPAs, the Company agreed to issue and sell to the Purchasers an aggregate of 146,713 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a purchase price of $1.704 per Share, for aggregate gross proceeds of $249,998.952 (the “Private Placement”). The purchase price per Share represents 60% of the $2.84 closing price of the Common Stock on October 14, 2026.

The Shares will be issued as restricted securities in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder. The SPAs do not provide for the issuance of any warrants, options or convertible securities or grant the Purchasers any contractual registration rights.

The SPAs contain customary representations, warranties and covenants of the Company and the Purchasers. Although the SPAs originally contemplated an earlier closing date, the Company and the Purchasers have agreed to waive the applicable closing-date and outside-date provisions and to postpone the closing of the Private Placement until on or around November 3, 2026. The closing remains subject to the satisfaction or waiver of the other closing conditions set forth in the SPAs, including receipt of any necessary corporate and regulatory approvals and completion of any applicable review by The Nasdaq Stock Market LLC.

The foregoing description of the SPAs does not purport to be complete and is qualified in its entirety by reference to Exhibits 10.1 to this Current Report on Form 8-K (this “Form 8-K”), which are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in “Item 1.01 Entry into a Material Definitive Agreement” relating to the issuance of Common Stock is incorporated by reference herein in its entirety. The offer and sale of the Shares pursuant to the SPAs are being made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. Each Purchaser represented to the Company that such Purchaser is an “accredited investor,” as defined in Rule 501(a) of Regulation D, and is acquiring the Shares for investment purposes and not with a present view to a distribution in violation of the Securities Act. This Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the shares of Common Stock, nor shall there be an offer, solicitation or sale of the shares of Common Stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Forward-Looking Statements

Certain statements in this Form 8-K may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding the amount of shares of Common Stock the Company may issue to the Seller pursuant to the SPAs and related matters. Forward-looking statements generally relate to future events and can be identified by terminology such as “may”, “could”, “plan”, “expect”, “intend”, “will”, “anticipate”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the risks and uncertainties set forth or incorporated by reference in the sections entitled “Risk Factors” and “Special Note Regarding Forward-Looking Statements” in the Annual Report on Form 10-K filed by the Company on March 31, 2026 and the Company’s future filings from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements. The Company does not give any assurance that it will achieve its expectations.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Professional Diversity Network, Inc.

Date: October 21, 2026	By:	/s/ Yiran Gu
	Name:	Yiran Gu
	Title:	Chief Executive Officer and Chief Financial Officer